Exhibit 10.14
Summary of the Registrant's Compensatory Arrangements with Executive Officers

Effective December 31, 2020, the current base salary for the Registrant's named executive officers was as follows:

Name and Title	Base Salary for 2020
F. Thomson Leighton Chief Executive Officer	$1
Edward McGowan Chief Financial Officer	$475,000
Robert Blumofe EVP - Platform & General Manager Enterprise Division	$505,000
Adam Karon EVP and General Manager Media Division	$475,000
Rick McConnell President and General Manager Web Division	$580,000